As filed with the Securities and Exchange Commission on January 25, 1999

                              Registration No. 333-62467
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Post Effective
                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                              Woodhaven Homes, Inc.
                         (Name of issuer in its charter)

                              Texas 1623 75-2777805





            (State or jurisdiction of incorporation or organization)
            (Primary Standard Industrial Classification Code Number)
                                     (I.R.S.
                             Identification Number)



                              Woodhaven Homes, Inc.
                             2501 Oaklawn, Suite 550
                               Dallas, Texas 75219
                                 (214) 599-1999
                   (Address and telephone number of principal
               executive offices and principal place of business)

                                Richard D. Laxton
                              Woodhaven Homes, Inc
                             2501 Oaklawn, Suite 550
                               Dallas, Texas 75219
                                 (214) 599-1999
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:







Garza & Staples                                   Maurice J. Bates, Esq.
Joe Garza                                         Maurice J. Bates, L.L.C.
1230 Lincoln Center Two                           8214 Westchester Suite 500
Dallas, Texas 75240                               Dallas, Texas 75225
(800) 442-7040                                    (214) 692-3566
(972) 404-1300 FAX                                (214) 987-2091 FAX

         Approximate date of proposed sale to public:As soon as practicable after the effective date of the Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. X

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.



Part II

The purpose of this Post-Effective Amendment is to de-register230,000 Units consisting of 230,000 shares of the issuer's Common Stock and 230,000 Redeemable Common Stock Purchase Warrants. The number of Units, shares of Common Stock and Redeemable Common Stock Purchase Warrants to be registered upon filing this Post-Effective Amendment is 920,000, including the underwriters' over-allotment option.






                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Dallas, State of Texas, on January 25, 1999.

                                                          WOODHAVEN HOMES, INC.



 By: /s/ Richard D. Laxton
Richard D. Laxton, Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW  ALL  MEN BY  THESE  PRESENTS,  that  each  person  whose signature appears below constitutes and appoints RICHARD D. LAXTON and PHILLIP R. JOHNS and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                                        Title                                 Date



 /s/
Richard D. Laxton                                             January 25, 1999
Richard D. Laxton               Chief Executive Officer,
                              Director (Principal Executive
                             Officer and Principal Financial
                                 and Accounting Officer)


/s/
Phillip R. Johns                                             January 25, 1999
Phillip R. Johns                   President, Director



s/s/ Mark V. Johns                                          January 25, 1999
Mark V. Johns                    Vice President, Director
